As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 001-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

OIS Accommodations SpinCo Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3831207

(State or other jurisdiction of
incorporation or organization)	(I.R.S. Employer
Identification No.)

Three Allen Center, 333 Clay Street, Suite 4620,
Houston, Texas	77002
(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(713) 652-0582

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $0.01 per share	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer x	Smaller reporting company ☐

(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Arrangements Between Oil States and Our Company” and “Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and “Index to Financial Statements, Supplementary Data and Schedules” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation,” “Arrangements Between Oil States and Our Company” and “Other Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under the sections “Description of Capital Stock—Recent Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the section “Description of Capital Stock” of the Information Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and “Index to Financial Statements, Supplementary Data and Schedules” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)   Financial Statements

The information required by this item is contained under the section “Index to Financial Statements, Supplementary Data and Schedules” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)   Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1*	Form of Separation and Distribution Agreement between Oil States International, Inc. and OIS Accommodations SpinCo Inc.

3.1*	Form of OIS Accommodations SpinCo Inc. Amended and Restated Certificate of Incorporation

3.2*	Form of OIS Accommodations SpinCo Inc. Amended and Restated By-laws

Exhibit No.	Description

10.1*	Form of Transition Services Agreement between Oil States International, Inc. and OIS Accommodations SpinCo Inc.

10.2*	Form of Tax Sharing Agreement between Oil States International, Inc. and OIS Accommodations SpinCo Inc.

10.3*	Form of Employee Matters Agreement between Oil States International, Inc. and OIS Accommodations SpinCo Inc.

10.4*	Form of Indemnification and Release Agreement between Oil States International, Inc. and OIS Accommodations SpinCo Inc.

10.5*	Credit Agreement of OIS Accommodations SpinCo Inc.

10.6*	Form of OIS Accommodations SpinCo Inc. 2013 Incentive Plan

10.7*	Form of Grant Agreements

10.8*	Form of Employment Agreements

10.9*	Form of Indemnification Agreements

21.1*	List of Subsidiaries of OIS Accommodations SpinCo Inc.

99.1	Information Statement, preliminary and subject to completion, dated December 12, 2013

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OIS Accommodations SpinCo Inc.

By:	/s/ Bradley J. Dodson
Bradley J. Dodson President and Chief Executive Officer Date: December 12, 2013